UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019 (December 17, 2019)

EXTRACTION OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37907	46-1473923
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
370 17th Street
Suite 5300
Denver	Colorado		80202
(Address of principal executive offices)			(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	XOG	NASDAQ Global Select Market

Registrant’s telephone number, including area code (720) 557-8300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 17, 2019, Extraction Oil and Gas, Inc. (the “Company” or the “Registrant”), in consultation with the Audit Committee of its Board of Directors (the “Audit Committee”), concluded that the Company’s previously issued unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2019, which are included in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2019, which was originally filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2019 (the “Prior Filing”), and further amended and filed on November 8, 2019 (“Amendment No. 1”), should no longer be relied upon due to material misstatements.

This conclusion was reached due to an accounting error relating to the improper identification of the contract termination date for one of the Company’s revenue contracts that included an automatic renewal provision. The contract termination date impacts the amount of consideration that can be included in the transaction price. Accounting for the contract with an earlier termination date resulted in a decrease to the Company’s revenues and net income for the three and nine months ended September 30, 2019 and adjustments to the Company’s assets and liabilities as previously reported in Amendment No. 1.

In addition, the Company has reassessed its conclusions regarding the disclosure controls and procedures for all interim periods in 2019 in light of the misstatements described above. As a result, the Company has determined that a material weakness in internal control over financial reporting existed as of September 30, 2019, and therefore the Company has concluded that its disclosure controls and procedures as of September 30, 2019 were not effective and the Company's previous evaluation of its disclosure controls and procedures as of September 30, 2019 should no longer be relied upon. Management determined that the Company did not design and maintain effective controls to determine the appropriate termination date and evaluate the potential accounting implications of changes in termination dates of contracts with customers.

As a result of the foregoing, the Company plans to further amend the Prior Filing to:

•restate the unaudited quarterly condensed consolidated financial statements for the three and nine month periods ended September 30, 2019; and

•restate the evaluation of disclosure controls and procedures included under Part I, Item 4.

The Company has discussed these matters with its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2019

Extraction Oil & Gas, Inc.

By:	/S/ TOM L. BROCK
Name:	Tom L. Brock
Title:	Vice President and Chief Accounting Officer (principal financial officer)

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